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                                   PFIZER INC.
                              235 East 42nd Street
                         New York, New York  10017-5755


                                                                       EXHIBIT 5



October 5, 1994


Pfizer Inc.
235 East 42nd Street
New York, New York  10017-5755

Pfizer Inc.:

I refer to the Registration Statement on Form S-8 to be filed by you on or about October 5, 1994 with the Securities and Exchange Commission, relating to 3,500,000 shares of Common Stock, $.10 par value, of Pfizer Inc. (the "Company") and an indeterminate amount of interests in the Pfizer Savings and Investment Plan (the "Plan"). I have acted as your counsel in this matter.

In preparing this opinion, I have examined certificates of public officials, certificates of officers and copies certified to my satisfaction of such corporate documents and records of the Company and such other papers as I have deemed relevant and necessary as a basis for my opinion. I have relied, to the extent that I deem such reliance proper, upon such certificates with respect to the accuracy of actual matters contained therein which were not independently established.

Based upon my review, it is my opinion that:

The provisions of the written documents constituting the Plan comply with the requirements of Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.

All necessary corporate proceedings have been duly taken to authorize the issuance of the interests in the Plan, and all such interests, upon issuance in accordance with the terms of the Plan will be validly issued.

All necessary corporate proceedings have been duly taken to authorize the issuance of the shares covered by the Registration Statement, and all such shares, upon issuance in accordance with the terms of the Plan, will be validly issued and outstanding and fully paid and non-assessable.

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I hereby consent to the use of this opinion in the above-mentioned Registration
Statement and to the reference to my name under the heading "Interests of Named Experts and Counsel" in Part II of the Registration Statement. In giving such consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/ Terence J. Gallagher

Terence J. Gallagher, Esq.
Vice President,
Corporate Governance
Pfizer Inc.